Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 24, 2014, Zimmer Holdings, Inc. (“Zimmer”) entered into an Agreement and Plan of Merger (the “merger agreement”) with LVB Acquisition, Inc. (“LVB”) and Owl Merger Sub, Inc., an indirect wholly-owned subsidiary of Zimmer (“Merger Sub”), pursuant to which Merger Sub will merge with and into LVB, with LVB continuing as the surviving corporation and an indirect wholly owned subsidiary of Zimmer, on the terms and subject to the conditions set forth in the merger agreement. The transactions contemplated by the merger agreement have not yet been consummated.

The following unaudited pro forma condensed combined statement of earnings is derived from: (i) the audited consolidated financial statements of Zimmer for the year ended December 31, 2014 and (ii) the audited consolidated financial statements of LVB for the year ended May 31, 2014 and the unaudited condensed consolidated financial statements of LVB for the six month periods ended November 30, 2014 and 2013. The unaudited pro forma condensed combined balance sheet is derived from: (i) the audited consolidated balance sheet of Zimmer as of December 31, 2014 and (ii) the unaudited condensed consolidated balance sheet of LVB as of November 30, 2014.

Zimmer has a fiscal year that ends on December 31. Meanwhile, LVB has a fiscal year that ends on May 31. In compiling the unaudited pro forma condensed combined financial information, Zimmer has taken the necessary steps to present the LVB financial information to the period closest to Zimmer’s reporting period.

The unaudited pro forma condensed combined statement of earnings gives effect to the merger as if it occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it occurred on December 31, 2014. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statement of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•	Zimmer’s audited consolidated financial statements for the year ended December 31, 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Zimmer’s Annual Report on Form 10-K for the year ended December 31, 2014; and

•	LVB’s audited consolidated financial statements for the year ended May 31, 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in LVB’s Annual Report on Form 10-K for the year ended May 31, 2014 and LVB’s unaudited condensed consolidated financial statements for the six month periods ended November 30, 2014 and 2013, and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in LVB’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2014 and 2013; LVB’s audited consolidated financial statements for the year ended May 31, 2014 and the related notes, and LVB’s unaudited condensed consolidated financial statements for the six month periods ended November 30, 2014 and 2013 and the related notes, are also contained in Exhibit 99.1 and Exhibit 99.2, respectively, to the Current Report on Form 8-K filed by Zimmer on March 10, 2015.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of: (i) results of operations and financial position that would have been achieved had the merger taken place on the dates indicated or (ii) the future results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the U.S. (“GAAP”). Zimmer has been treated as the acquirer in the merger for accounting purposes. Under this method, consideration to be given by Zimmer to complete the merger with LVB will be allocated to the assets acquired and liabilities assumed based on their fair value. To complete the acquisition method of accounting, certain procedures, such as accounting valuations, studies and further discussion and input from LVB’s management, will have to be performed to obtain the required information necessary to recognize the assets acquired and liabilities assumed at fair value. At this point in time, Zimmer has estimated the fair value of the acquired assets and liabilities using publicly available financial information of LVB, Zimmer’s informed insights into the industries in which LVB competes, and limited due diligence discussions with LVB’s management. Therefore, Zimmer has not obtained sufficient information for definitive measurement. Accordingly, the pro forma reclassifications and adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. There will be differences between these preliminary estimates of fair value and the final acquisition accounting, which differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger. Similarly, the unaudited pro forma condensed combined financial statements do not reflect the costs necessary to integrate the companies or the costs necessary to achieve cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Year Ended December 31, 2014

(in millions, except per share amounts)

	Zimmer	LVB (Note 2)	Pro Forma Adjustments
	Year Ended December 31, 2014	Year Ended November 30, 2014	Reclassifications (Note 4)		Merger (Note 5)		Pro Forma Combined
Net Sales	$4,673.3	$3,285.4	$—		$(7.4	)(b)	$7,951.3
Cost of products sold	1,249.8	976.8	(217.5	)(a)	(7.4	)(b)	2,001.7

Gross Profit	3,423.5	2,308.6	217.5		—		5,949.6

Research and development	188.3	176.4	(1.6	)(a)	—		363.1
Selling, general and administrative	1,822.5	1,468.9	(79.7	)(a)	—		3,211.7
Amortization	—	308.0	84.8	(a)	98.0	(c)	490.8
Certain claims	21.5	—	81.1	(a)	15.7	(d)	118.3
Special items	356.5	—	125.9	(a)	(57.6	)(e)	424.8

Operating expenses	2,388.8	1,953.3	210.5		56.1		4,608.7

Operating Profit (Loss)	1,034.7	355.3	7.0		(56.1)		1,340.9

Other income (expense)	(39.6)	15.0	(7.0	)(a)	39.6	(f)	8.0
Interest income	11.9	—	—		—		11.9
Interest expense	(63.1)	(321.2)	—		10.3	(g)	(374.0)

Other expense, net	(90.8)	(306.2)	(7.0)		49.9		(354.1)

Earnings (loss) before income taxes	943.9	49.1	—		(6.2)		986.8
Provision (benefit) for income taxes	224.9	(87.9)	—		(2.5	)(h)	134.5

Net earnings (loss)	719.0	137.0	—		(3.7)		852.3
Less: Net loss attributable to noncontrolling interest	(1.1)	—	—		—		(1.1)

Net Earnings of combined company	$720.1	$137.0	$—		$(3.7)		$853.4

Earnings Per Common Share
Basic	$4.26						$4.23
Diluted	$4.19						$4.18

Weighted Average Common Shares Outstanding
Basic	169.0				32.7	(i)	201.7
Diluted	171.7				32.7	(i)	204.4

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2014

(in millions)

	Zimmer	LVB
	As of December 31, 2014	As of November 30, 2014	Pro Forma Adjustments (Note 5)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,083.3	$276.5	$(440.0	)(j)	$919.8
Short-term investments	612.5	—	—		612.5
Accounts receivable, less allowance for doubtful accounts	912.1	565.3	(0.5	)(b)	1,476.9
Inventories	1,169.0	721.7	499.9	(k)	2,390.6
Prepaid expenses and other current assets	193.7	187.7	190.3	(l)	571.7
Deferred income taxes	318.4	147.0	(199.5	)(m)	265.9

Total Current Assets	4,289.0	1,898.2	50.2		6,237.4

Property, plant and equipment, net	1,288.8	720.0	—		2,008.8
Goodwill	2,514.2	3,577.1	3,019.0	(n)	9,110.3
Intangible assets, net	603.5	3,218.6	6,195.7	(o)	10,017.8
Other assets	939.2	144.2	(17.5	)(p)	1,065.9

Total Assets	$9,634.7	$9,558.1	$9,247.4		$28,440.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$167.1	$102.1	$(0.5	)(b)	$268.7
Income taxes	72.4	—	(72.4	)(q)	—
Short-term debt	—	132.8	167.2	(r)	300.0
Accrued interest	4.0	50.7	(50.7	)(s)	4.0
Accrued wages and commissions	183.2	123.4	—		306.6
Other current liabilities	611.3	353.6	4.0	(t)	968.9

Total Current Liabilities	1,038.0	762.6	47.6		1,848.2

Other long-term liabilities	602.7	259.4	(8.8	)(u)	853.3
Deferred income taxes	45.9	920.3	2,901.9	(v)	3,868.1
Long-term debt	1,425.5	5,581.9	4,746.3	(w)	11,753.7

Total Liabilities	3,112.1	7,524.2	7,687.0		18,323.3

Stockholders’ Equity:
Parent Stockholders’ Equity:
Common stock	2.7	5.5	(5.2	)(x)	3.0
Paid-in capital	4,330.7	5,689.4	(1,912.0	)(y)	8,108.1
Retained earnings (accumulated deficit)	8,285.2	(3,520.0)	3,336.6	(z)	8,101.8
Accumulated other comprehensive income (loss)	85.9	(141.0)	141.0	(aa)	85.9
Treasury stock	(6,183.7)	—	—		(6,183.7)

Total parent stockholders’ equity	6,520.8	2,033.9	1,560.4		10,115.1

Noncontrolling interest	1.8	—	—		1.8

Total Stockholders’ Equity	6,522.6	2,033.9	1,560.4		10,116.9

Total Liabilities and Stockholders’ Equity	$9,634.7	$9,558.1	$9,247.4		$28,440.2

See notes to unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction

On April 24, 2014, Zimmer, LVB and Merger Sub entered into the merger agreement, pursuant to which Merger Sub will merge with and into LVB, with LVB continuing as the surviving corporation and an indirect wholly owned subsidiary of Zimmer, on the terms and subject to the conditions set forth in the merger agreement.

Upon the terms and subject to the conditions set forth in the merger agreement, holders of outstanding shares of LVB common stock, together with holders of outstanding LVB equity-based awards, will receive in the aggregate:

•	32,704,677 shares of Zimmer common stock; and

•	$10.35 billion, plus the fair market value of all cash, cash equivalents and marketable securities of LVB and its subsidiaries on the date immediately preceding the closing date of the merger (subject to certain adjustments), plus the amount of certain fees, costs and expenses of LVB, minus the aggregate amount necessary to pay off certain existing funded debt of LVB and its subsidiaries.

Zimmer intends to fund the cash portion of the merger consideration and other expenses of the merger from cash resources, including cash on hand and new credit facilities and senior unsecured notes. On May 29, 2014, Zimmer entered into a $4.35 billion bank credit agreement and a $7.66 billion bridge credit agreement. On March 10, 2015, Zimmer agreed to sell $7.65 billion of fixed-rate senior unsecured notes (the “Notes”). Upon the closing of the Notes, which is expected to occur on March 19, 2015, the lenders’ commitments under the bridge credit agreement will be reduced dollar-for-dollar by the amount of net cash proceeds Zimmer receives from the issuance of the Notes.

The merger, which is subject to customary closing conditions, is expected to close by the end of the first quarter of 2015, or shortly thereafter, subject to applicable regulatory approvals.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Zimmer and LVB. Certain financial statement line items included in the historical financial statements have been disaggregated, condensed or classified differently to ensure consistent presentation in the unaudited pro forma condensed combined financial statements. In addition, where Zimmer and LVB have applied different GAAP accounting policies, Zimmer has made adjustments to conform LVB’s accounting policies to Zimmer’s accounting policies.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP. Zimmer has been treated as the acquirer in the merger for accounting purposes. Under this method, consideration to be given by Zimmer to complete the merger with LVB will be allocated to the assets acquired and liabilities assumed based on their fair value on the acquisition date. The final allocation of the consideration given by Zimmer to complete the merger with LVB will be determined after the completion of the merger and may differ materially from the allocation presented in these unaudited pro forma condensed combined financial statements.

LVB’s historical consolidated financial statements have a fiscal year ending of May 31. In order to derive the unaudited condensed consolidated statement of earnings for the year ended November 30, 2014, Zimmer utilized LVB’s statements of earnings for the year ended May 31, 2014 and the six month periods ended November 30, 2014 and 2013. The following is a reconciliation of how the historical consolidated financial statements were utilized to derive LVB’s statement of earnings for the year ended November 30, 2014 used in the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2014.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

LVB Acquisition, Inc.

Historical Consolidated Statements of Earnings

(in millions)

	(1)	(2)	(3)	(1) - (2) + (3)

	LVB Acquisition, Inc.
	Year Ended May 31, 2014	Six Months Ended November 30, 2013	Six Months Ended November 30, 2014	Year Ended November 30, 2014
Net Sales	$3,223.4	$1,556.4	$1,618.4	$3,285.4
Cost of products sold	1,040.2	463.1	399.7	976.8

Gross Profit	2,183.2	1,093.3	1,218.7	2,308.6

Research and development	169.6	78.9	85.7	176.4
Selling, general and administrative	1,393.2	653.7	729.4	1,468.9
Amortization	307.2	150.7	151.5	308.0

Operating expenses	1,870.0	883.3	966.6	1,953.3

Operating Profit	313.2	210.0	252.1	355.3

Other income (expense)	2.8	(5.9)	6.3	15.0
Interest expense	(355.9)	(193.3)	(158.6)	(321.2)

Other expense, net	(353.1)	(199.2)	(152.3)	(306.2)

Earnings (loss) before income taxes	(39.9)	10.8	99.8	49.1
(Benefit) provision for income taxes	(115.8)	(25.2)	2.7	(87.9)

Net earnings	75.9	36.0	97.1	137.0
Less: Net loss attributable to noncontrolling interest	—	—	—	—

Net Earnings of LVB Acquisition, Inc.	$75.9	$36.0	$97.1	$137.0

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

3.	Estimate of Merger Consideration and Merger Consideration Allocation

The preliminary estimate and the allocation of the aggregate merger consideration used in these unaudited pro forma condensed combined financial statements are as follows:

(in millions)
Aggregate cash consideration	$10,350.0
LVB cash, cash equivalents and marketable securities as of November 30, 2014	290.0
Reduction of LVB cash to be used for retention and bonus plans	(43.0)
Estimated LVB expenses to be reimbursed by Zimmer	86.0
Termination fees	88.0
LVB debt (principal and accrued interest) as of November 30, 2014	(5,765.4)

Total cash consideration	5,005.6

Fair value of Zimmer shares exchanged (32,704,677 shares exchanged at $115.51 per share on March 10, 2015)	3,777.7

Share-based compensation award acceleration allocated to compensation cost instead of consideration	(200.7)

Total estimated merger consideration	$8,582.6

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(in millions)
Merger consideration allocated to:
Net assets of LVB at November 30, 2014	$2,033.9
Less LVB intangible assets and related deferred tax liabilties:
Goodwill	(3,577.1)
Intangible assets	(3,218.6)
Deferred tax liabilities on intangible assets	906.1
Add (subtract) fair value adjustments:
Inventory step-up	499.9
Intangible assets:
Trade name	515.0
Technology	3,053.0
Customer relationships	5,829.0
Other	17.3
Legal fees accounting policy	(16.2)
Accrued merger-related third-party fees	5.5
Deferred tax asset on LVB share-based compensation	(65.1)
Tax benefit on stock awards already vested	87.3
Debt issuance costs	(61.6)
Debt	(132.2)
Deferred taxes on fair value adjustments	(3,889.7)
Goodwill	6,596.1

$8,582.6

The merger agreement provides for the establishment of an employee retention plan, a sales force retention plan, a senior management bonus plan and an employee bonus plan for employees and third-party sales agents of LVB. The total amount that may be paid under the retention plans is $87 million, of which Zimmer is responsible for funding $44 million and LVB is responsible for funding the remaining $43 million. To the extent that LVB has not paid its portion prior to the closing date of the merger, it will reduce the amount of cash Zimmer will pay to LVB stockholders and holders of LVB equity-based awards in the merger. Zimmer has assumed in these unaudited pro forma condensed combined financial statements that LVB will not have paid its portion prior to the closing date of the merger.

Under the merger agreement, Zimmer agreed to reimburse LVB stockholders and holders of LVB equity-based awards for certain of LVB’s third-party fees related to the consummation of the merger and certain third-party fees LVB incurred in connection with an initial public offering initiated prior to the signing of the merger agreement. Such reimbursement is expected to be approximately $86 million.

LVB has a management services agreement with affiliates of its sponsors. Pursuant to the management services agreement, affiliates of the sponsors that are party to the management services agreement will receive a termination fee in the event of a change-of-control of LVB. As this is an existing agreement of LVB which will be paid by Zimmer, it is considered part of the consideration to be given by Zimmer to complete the merger with LVB for purposes of accounting treatment of the merger. Such termination fee is expected to be approximately $88 million.

Pursuant to the merger agreement, all outstanding LVB stock options and LVB stock-based awards will vest immediately prior to the effective time of the merger, and holders of LVB stock options and LVB stock-based awards will receive a

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

portion of the aggregate merger consideration comprised of cash and shares of Zimmer common stock. Some LVB stock options and LVB stock-based awards are already vested under the terms of LVB’s equity incentive plans. The fair value of the consideration to be received in exchange for vested LVB stock options and LVB stock-based awards will be accounted for as consideration given by Zimmer to complete the merger with LVB under GAAP. The vesting of unvested LVB stock options and LVB stock-based awards was negotiated as part of the merger agreement terms, and unvested LVB stock options and LVB stock-based awards will vest immediately prior to the effective time of the merger. Under LVB’s equity incentive plans, unvested LVB stock options and LVB stock-based awards would have otherwise been forfeited. Zimmer has concluded that the discretionary accelerated vesting of unvested LVB stock options and LVB stock-based awards is for the economic benefit of the combined company, and therefore the fair value of the merger consideration to be received by holders of unvested LVB stock options and LVB stock-based awards has been classified as compensation cost, not as consideration to be given by Zimmer to complete the merger with LVB, for purposes of accounting treatment of the merger.

The fair value of the shares of Zimmer common stock to be issued in the merger is computed by multiplying 32,704,677 shares of Zimmer common stock (which, the merger agreement provides, is the total number of shares of Zimmer common stock to be issued in the merger) by the price per share of $115.51 for Zimmer common stock as of March 10, 2015. The final fair value of the final merger consideration will be determined based on, among other things, the price per share for Zimmer common stock on the closing date of the merger. A ten percent increase in the price per share for Zimmer common stock to be issued in the merger would change the fair value of such shares by ten percent, or $377.8 million. A ten percent increase in the price per share for Zimmer common stock would change goodwill recognized by approximately six percent or $365.2 million, the tax benefit on stock awards already vested by four percent, or $3.8 million and share-based compensation expense by approximately four percent, or $8.8 million.

Zimmer has not assigned any fair value step-up to LVB’s properties, plants and equipment, as Zimmer does not believe any adjustment would be significant to these unaudited pro forma condensed combined financial statements.

4.	Financial Statement Classification Adjustments

In the historical consolidated financial statements of Zimmer and LVB, certain financial information is classified in different financial statement line items. In these unaudited pro forma condensed combined financial statements, Zimmer has made adjustments to ensure consistent presentation of such financial information. The following explains the adjustments that were made:

(a)	LVB recognizes shipping and handling expenses in cost of sales whereas Zimmer recognizes these expenses in selling, general, and administrative (“SG&A). Zimmer has reclassified such amounts in LVB’s financial statements to conform to Zimmer’s presentation.

LVB recognizes foreign currency exchange rate gains and losses resulting from transactions denominated in a foreign currency other than a subsidiary’s functional currency in other income (expense) whereas Zimmer recognizes these gains and losses in cost of sales. Zimmer has reclassified its foreign currency transaction gains and losses to conform to LVB’s presentation. Zimmer intends to present these gains and losses in this manner after the merger.

LVB recognizes product liability expenses in cost of sales whereas Zimmer recognizes these expenses as operating expenses. Zimmer has recognized product liability expenses in one of two line items in its statement of earnings. For claims related to Zimmer’s Durom® Acetabular Component (Durom Cup), Zimmer has recognized these expenses as “Certain claims” due to their level of significance, while all other product liability claims have been recognized in SG&A. LVB has product liability expenses related to metal-on-metal hip products, as well as other products. The Durom Cup claims are similar to the metal-on-metal product liability claims against LVB in that the Durom Cup was primarily used in hip constructs featuring metal-on-metal articulation. Due to this similarity, Zimmer has reclassified the metal-on-metal product liability expenses of LVB to “Certain claims” and all other product liability expenses to SG&A.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

Zimmer presents on its statement of earnings a line item labeled “Special items.” This line item includes expenses resulting directly from business combinations, employee termination benefits, certain research and development (“R&D”) agreements, certain contract terminations, consulting and professional fees and asset impairment or loss on disposal charges connected with global restructuring, quality and operational excellence initiatives, and certain other items. LVB does not have a similar line item on its historical statements of earnings, but has similar expenses reflected in R&D and SG&A. Such similar expenses of LVB include restructuring charges, integration and facilities opening costs or other business optimization expenses, new system design and implementation costs, certain start-up costs and costs related to consolidation of facilities, advisory fees paid to the sponsors, certain severance charges, acquisition costs, certain litigation costs and other related charges. Zimmer has reclassified these amounts reflected in R&D and SG&A to “Special items” to conform to Zimmer’s presentation.

LVB presents on its statement of earnings a line item labeled “Amortization,” which reflects amortization expense for intangible assets, whereas Zimmer recognizes intangible asset amortization expense in SG&A. Zimmer has reclassified its intangible asset amortization expense amounts to conform to LVB’s presentation. Zimmer intends to present amortization expense in this manner after the merger.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The following tables present the effects of these classification adjustments:

Year Ended December 31, 2014
(in millions)
Cost of products sold classification adjustments
Shipping and handling expenses	$(108.4)
Foreign currency exchange rate remeasurement	(7.0)
Product liability	(102.1)

$(217.5)

R&D classification adjustments
Special items	$(1.6)

SG&A classification adjustments
Shipping and handling expenses	$108.4
Product liability	21.0
Special items	(124.3)
Intangible asset amortization	(84.8)

$(79.7)

Amortization classification adjustments
Intangible asset amortization	$84.8

Certain claims adjustments
Product liability	$81.1

Special items classification adjustments
Special items	$125.9

Other income (expense) adjustments
Foreign currency exchange rate remeasurement	$(7.0)

5.	Pro Forma Merger Adjustments

Statement of Earnings Adjustments

(b)	LVB purchases products from Zimmer. This adjustment eliminates Zimmer’s net sales to LVB of $7.4 million in the year ended December 31, 2014. This adjustment also eliminates the corresponding $0.5 million of accounts receivable and accounts payable outstanding as of December 31, 2014.

(c)	Adjustments to amortization expense are:

•	Eliminate LVB’s amortization expense.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

•	Add estimated amortization expense on the fair value of intangible assets recorded for the merger. Amortization expense has been estimated using straight-line amortization with a weighted average life of 20 years for technology intangible assets and 24 years for customer relationship intangible assets. Trade name intangible assets have been assigned an indefinite life.

Year Ended December 31, 2014
(in millions)
LVB amortization expense	$(308.0)
Amortization on fair value of intangible assets	406.0

$98.0

(d)	LVB recognizes legal fees related to contingent losses as they are incurred, whereas Zimmer recognizes such legal fees when they are considered probable and the amount can be reasonably estimated. Both accrual methodologies are allowed under GAAP. Converting LVB’s accounting policy to Zimmer’s accounting policy would result in additional expense of $15.7 million in the year ended November 30, 2014. These legal fees are related to LVB’s metal-on-metal hip product liability claims and have therefore been classified as “Certain claims.”

(e)	Zimmer and LVB incurred expenses of $57.6 million related to professional fees to consummate the merger agreement in their respective statements of earnings in the unaudited pro forma condensed combined financial statements. Since these expenses will not have a continuing impact on the combined business they have been excluded from the unaudited pro forma condensed combined statement of earnings.

(f)	In the year ended December 31, 2014, Zimmer recognized $39.6 million of other expenses related to debt issuance costs on the $4.35 billion bank credit agreement and the $7.66 billion bridge credit agreement. In these unaudited pro forma condensed combined financial statements, debt issuance costs on the $4.35 billion bank credit agreement are recognized as part of interest expense as discussed in item (g) and therefore are excluded from the other expense line in the unaudited pro forma condensed combined statement of earnings. Debt issuance costs on the $7.66 billion bridge credit agreement are excluded from the unaudited pro forma condensed combined statement of earnings because such statement of earnings assumes the merger is financed through the Notes instead of the bridge credit agreement. Since the debt issuance costs on the $7.66 billion bridge credit agreement will not have a continuing impact on the combined business they have been excluded from the unaudited pro forma condensed combined statement of earnings.

(g)	Adjustments to interest expense are:

•	Eliminate LVB’s interest expense (including debt issuance amortization costs) with respect to debt that will be replaced by Zimmer’s financing.

•

Add estimated interest expense to Zimmer’s financing expenses. Certain of LVB’s debt is expected to be repaid after the closing date of the merger. Zimmer expects to finance the merger, including the payoff of certain debt of LVB, in part by utilizing the $4.35 billion senior credit facility under the bank credit agreement and also the proceeds from the sale of the Notes. The senior credit facility is comprised of a $1.35 billion five-year revolving credit facility and a $3.0 billion five-year term loan facility. Zimmer anticipates only borrowing the $3.0 billion under the term loan and not utilizing the revolving credit facility for the merger. Under the term loan Zimmer assumed borrowings based on the current three-month LIBOR rate plus credit spreads applicable to its credit ratings received on the Notes. Zimmer has used the fixed interest

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

rates on the Notes to calculate the pro forma interest expense. This resulted in a weighted average annual interest rate of 2.8 percent for the year ended December 31, 2014, excluding debt issuance costs. Since the Notes have fixed interest rates and the term loan interest rate is only sensitive to changes in the three-month LIBOR rate, a one-eighth percent change in the assumed annual interest rate would have a minimal effect on pro forma interest expense. $300 million on the term loan matures in each of the first three years in equal quarterly installments. In calculating interest, Zimmer assumed the outstanding principal amount reflecting the required quarterly payments.

•	Add amortization of debt issuance costs on the $3.0 billion term loan and the Notes. Debt issuance costs for the term loan includes upfront fees to the syndicate of lenders, structuring fees and arrangement fees. Debt issuance costs on the Notes include underwriter fees and other third party fees.

Year Ended December 31, 2014
(in millions)
LVB interest expense	$321.2
Interest expense on $3.0 billion term loan and the Notes	(291.8)
Amortization of debt issuance costs on $3.0 billion term loan and the Notes	(19.1)

$10.3

(h)	Reflects the income tax effects of pro forma adjustments utilizing the statutory tax rate of 39.9 percent. This is comprised of the federal statutory tax rate of 35 percent and the Indiana statutory tax rate of 7.5 percent (which is deductible on the federal rate).

(i)	Reflects 32,704,677 shares of Zimmer common stock to be issued to LVB stockholders and holders of LVB equity-based awards.

Balance Sheet Adjustments

(j)	Reflects the available cash on hand, after assumed borrowings, that Zimmer will use for merger-related expenses and financing. Merger-related financing includes debt issuance costs on the Notes. Merger-related expenses include advisory, legal, accounting, valuation and other professional and consulting fees Zimmer expects to incur in connection with the merger. Merger-related expenses also include retention and bonus plans for certain LVB employees. To settle LVB’s debt, Zimmer will be required to pay cash based upon the debt’s fair value. The fair value of the debt as of November 30, 2014 is greater than the carrying value deducted from the aggregate adjusted cash consideration. Zimmer will also use cash to settle LVB’s interest rate swaps designated as hedges that will become ineffective once the debt is repaid.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2014
(in millions)
Sources:
Borrowings under term loan	$3,000.0
Borrowings under the Notes, net of discount	7,628.2

10,628.2

Uses:
Total aggregate adjusted cash consideration	5,005.6
Repayment of existing LVB borrowings (including accrued interest)	5,765.4
Fair value adjustment of LVB debt	132.2
Debt issuance costs	58.7
Settlement of LVB interest rate swaps	15.5
Zimmer merger-related costs	3.8
Retention and bonus plans	87.0

11,068.2

Available cash on hand used	$(440.0)

(k)	Reflects an increase of $499.9 million in inventory to measure it at fair value.

(l)	Adjustments to prepaid expenses and other current assets are:

•	Reflecting Zimmer’s incremental short-term portion of debt issuance costs of $3.5 million. This consists of $19.1 million of debt issuance costs on the senior credit facility and the Notes that are expected to be amortized in the first year of the respective agreements minus $15.6 million of short-term debt issuance costs already recognized on Zimmer’s audited consolidated balance sheet as of December 31, 2014 for the senior credit facility and $7.66 billion bridge credit agreement.

•	Due to the tax benefit adjustments discussed in item (z), the amount recognized on the unaudited pro forma condensed combined balance sheet shifts from a liability to an asset. This adjustment reflects $186.8 million of net current tax benefits remaining on the pro forma condensed combined balance sheet.

As of December 31, 2014
(in millions)
Zimmer short-term debt issuance costs	$3.5
Current tax benefit reclass	186.8

$190.3

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(m)	Reflects a deferred tax liability of $199.5 million related to inventory step-up.

(n)	Adjustments to goodwill are:

•	Eliminate LVB’s goodwill.

•	Add estimated goodwill of the merger.

As of December 31, 2014
(in millions)
LVB goodwill	$(3,577.1)
Estimated goodwill of merger	6,596.1

$3,019.0

(o)	Adjustments to net intangible assets are:

•	Eliminate LVB’s intangible assets.

•	Add fair value of acquired intangible assets in the merger.

As of December 31, 2014
(in millions)
LVB intangible assets, net	$(3,218.6)
Estimated intangible assets of merger:
Trade name	515.0
Technology	3,053.0
Customer relationships	5,829.0
Other	17.3

$6,195.7

(p)	Adjustments to other assets are:

•	Eliminate LVB’s long-term debt issuance costs.

•	Add long-term debt issuance costs on the Notes.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2014
(in millions)
LVB long-term debt issuance costs	$(61.6)
Zimmer long-term debt issuance costs on the Notes	44.1

$(17.5)

(q)	Adjustments to income taxes are:

•	Reflect the tax benefit of LVB stock options and LVB stock-based awards that have already vested.

•	Reflect the tax benefits of the merger-related expenses discussed in item (z).

•	Reflect the tax benefits related to the LVB debt redemption. In the preliminary estimate and the allocation of the aggregate merger consideration, LVB debt is recorded at its fair value and a corresponding deferred tax asset is recognized. In these unaudited pro forma condensed combined financial statements, it is assumed Zimmer will redeem the LVB debt which will result in the deferred tax asset becoming a current income tax benefit.

•	As a result of the previous adjustments, the amount recognized on the pro forma condensed combined balance sheet shifts from a liability to an asset. This adjustment reflects the amount of net current tax benefits remaining on the pro forma condensed combined balance sheet.

As of December 31, 2014
(in millions)
Tax benefit of LVB stock awards already vested	$(87.3)
Tax benefit of merger-related expenses	(119.2)
Tax benefit of debt redemption	(52.7)
Current tax benefit reclass	186.8

$(72.4)

(r)	Adjustments to short-term debt are:

•	Eliminate LVB’s short-term debt that will be repaid.

•	Add short-term debt to Zimmer’s financing in the amount of $300 million on the term loan.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2014
(in millions)
LVB short-term debt	$(132.8)
Zimmer financing short-term debt	300.0

$167.2

(s)	Reflects the payment of LVB’s accrued interest of $50.7 million due as of November 30, 2014 associated with refinancing LVB’s debt.

(t)	Adjustments to other current liabilities are:

•	Reflects the short-term portion of $6.7 million related to settlement of LVB’s interest rate swaps due to LVB’s debt being repaid.

•	Eliminate LVB’s accrued liabilities related to third-party fees for the consummation of the merger and certain third-party fees incurred in connection with the initial public offering initiated prior to the signing of the merger agreement. As discussed in Note 3 these fees will be paid by Zimmer and therefore will not be reflected as liabilities assumed on the acquisition date.

•	Accrue legal fees of $16.2 million related to conforming LVB’s accounting policies.

As of December 31, 2014
(in millions)
LVB short-term interest rate swaps	$(6.7)
LVB accrued merger-related third-party fees	(5.5)
Legal fees accounting policy alignment	16.2

$4.0

(u)	Reflects the settlement of LVB’s interest rate swaps due to LVB’s debt being repaid. This is the long-term portion of $8.8 million.

(v)	Adjustments to deferred income taxes are:

•	Eliminate deferred tax liabilities related to LVB’s intangible assets.

•	Eliminate LVB’s deferred tax asset of $65.1 million related to LVB stock options and LVB stock-based awards. Such deferred tax asset was a reduction of LVB’s deferred tax liabilities reported on its audited consolidated balance sheet as of November 30, 2014. A deferred tax asset will not be part of LVB’s assets acquired since LVB stock options and LVB stock-based awards will be exchanged for a portion of the aggregate merger consideration. Therefore, no temporary tax difference will exist that requires a deferred tax asset.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

•	Add long-term deferred tax asset related to legal fees accounting policy alignment.

•	Add deferred tax liabilities related to the acquired intangible assets in the merger.

As of December 31, 2014
(in millions)
LVB deferred tax liabilities	$(906.1)
LVB long-term deferred tax asset related to share-based compensation	65.1
Long-term deferred tax asset related to legal fees accounting policy	(6.5)
Zimmer deferred tax liabilities	3,749.4

$2,901.9

(w)	Adjustments to long-term debt are:

•	Eliminate LVB’s long-term debt that will be repaid.

•	Add long-term debt to Zimmer’s financing. This represents the long-term portion of the term loan and the Notes.

•	Add debt discount on the Notes.

As of December 31, 2014
(in millions)
LVB long-term debt	$(5,581.9)
Zimmer term loan and the Notes	10,350.0
Debt discount on the Notes	(21.8)

$4,746.3

(x)	Adjustments to common stock are:

•	Eliminate LVB common stock.

•	Add par value of common stock on 32,704,677 shares to be issued to LVB stockholders and holders of LVB equity-based awards.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2014
(in millions)
LVB common stock	$(5.5)
Zimmer common stock issued	0.3

$(5.2)

(y)	Adjustments to paid-in capital are:

•	Eliminate LVB’s paid-in capital.

•	Add paid-in capital value on 32,704,677 common shares to be issued to LVB stockholders and holders of LVB equity-based awards. This was calculated by using the price per share of Zimmer common stock of $115.51 on March 10, 2015.

As of December 31, 2014
(in millions)
LVB paid-in capital	$(5,689.4)
Zimmer common stock issued	3,777.4

$(1,912.0)

(z)	Adjustments to retained earnings (accumulated deficit) are:

•	Eliminate LVB’s accumulated deficit.

•	Recognize merger-related expenses, including Zimmer’s merger-related professional fees (net of merger-related expenses already recognized in Zimmer’s audited balance sheet as of December 31, 2014), retention and bonus plan expenses and LVB stock-based award acceleration allocated to compensation cost.

•	Recognize expense from the debt issuance costs on the $7.66 billion bridge credit agreement and add back the expense from debt issuance costs on the term loan already reflected in Zimmer’s audited balance sheet as of December 31, 2014. In the unaudited pro forma condensed combined balance sheet, Zimmer has assumed the merger is financed with the term loan and the Notes as if the merger occurred on December 31, 2014. Accordingly, all debt issuance costs on the $7.66 billion bridge credit agreement must be reflected as expense and any debt issuance costs on the term loan already reflected in the audited consolidated balance sheet prior to December 31, 2014 must be added back.

•	Recognize the tax benefit on the merger-related expenses at the statutory tax rate of 39.9 percent. Zimmer has assumed that the merger-related professional fees are non-deductible for tax purposes while the remaining merger-related expenses are all deductible.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2014
(in millions)
LVB accumulated deficit	$3,520.0
Zimmer merger-related professional fees	(3.8)
Zimmer debt issuance costs, net	(11.1)
Retention and bonus plans	(87.0)
Share-based compensation award acceleration allocated to compensation cost instead of consideration	(200.7)
Tax effect on above expenses	119.2

$3,336.6

(aa)	Reflects the elimination of LVB’s other comprehensive loss of $141.0 million.